Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-140759 on Form S-8 of our report dated March 31, 2005 relating to the financial statements of Umpqua Holdings Corporation appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2006.

Portland, Oregon May 29, 2007